SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 19, 1998

                      AMERICAN MILLENIUM CORPORATION, INC.
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            NEW MEXICO             000-10841-D           85-0273340
          --------------         ---------------       --------------
   (State or Other Jurisdiction    (Commission         (IRS Employer
     of Incorporation)              File Number)       Identification No.)

                  29425 COUNTY ROAD 561, TAVARES, FLORIDA 32778
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (352) 742-5010.




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ITEM 5.           OTHER EVENTS

                  Return of Stock Certificates to Treasury and Change in Company's Shares Outstanding

At a special meeting of the Board of Directors of American Millennium Corporation, Inc. on November 19, 1998, a resolution was enacted effecting the cancellation of certain shares of the common stock of the Company. As was reported in a filing with the Securities and Exchange Commission dated June 9, 1998, and in the Company's Form 10-KSB filed on November 13, 1998, under an Agreement and Plan of Merger dated May 27, 1998, the Company merged with American Millennium Corporation (AMC), a subsidiary of which the Company owned approximately an 80% interest, with the parent as the surviving corporation. Upon completion of the merger, the Company changed its name to American Millennium Corporation, Inc. The merger was accomplished by a one-for-one exchange of stock between the two companies. The 8,000,000 shares of AMC stock owned by the Company were exchanged for the Company's own shares which were returned to the treasury and reflected on the balance sheet as treasury stock at July 31, 1998. On November 19, 1998, these shares were cancelled.

Additionally, as was reported in the Company's Form 10-KSB filed on November 13, 1998, reference was made to an Agreement to Rescind Contract for Deed, as well as an Agreement to Rescind Contract which were both outlined in Note 4, Related Party Transactions, within the Notes to Financial Statements. The terms of those agreements provided for the return of 2,000,000 shares of the Company's common stock to the Company, which has been effected. On November 19, 1998, these shares were cancelled.

Also, a Consultant Services Plan described in Form 10-KSB filed on November 13, 1998, between the Company and the president of Grant Douglas Publishing was terminated on October 21, 1998, and a negotiated agreement provided for the return of 297,500 shares of stock out of the total 425,000 shares issued. As of the date of this filing, 100,000 shares have been returned and cancelled, leaving 197,500 shares remaining to be returned for cancellation.

The events as described above resulted in the cancellation of 10,100,000 shares of the Company's common stock. Therefore, the number of shares outstanding of the Company's common stock as of November 10, 1998, of 23,728,422 as reported in Form 10-KSB filed on November 13, 1998, has been reduced by 10,100,000 shares. Subsequent to this reduction, the number of shares outstanding of the Company's common stock as of November 20, 1998, is 13,628,422.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN MILLENIUM CORPORATION, INC.

                                            By: /s/ JAMES C. STATHAM
                                               ---------------------------------
 Date: November 20, 1998                        James C. Statham
                                                President, Director, Chief
                                                Operations Officer